Exhibit 99.1

ABIOMED ANNOUNCES Q3 FY 2016 REVENUE OF $85.8 MILLION, UP 38% OVER PRIOR YEAR

-     U.S. Patient Utilization Grew 45%, Year Over Year

-     Abiomed Increases Fiscal Year 2016 Revenue Guidance

DANVERS, Mass. — February 4, 2016 – Abiomed, Inc. (NASDAQ: ABMD), a leading provider of breakthrough heart support technologies, today reported third quarter fiscal 2016 revenue of $85.8 million, an increase of 38% compared to revenue of $62.0 million for the same period of fiscal 2015. Third quarter fiscal 2016 GAAP net income was $10.6 million or $0.23 per diluted share, compared to GAAP net income of $12.7 million or $0.30 per diluted share for the prior year period.

Financial and operating highlights during the third quarter of fiscal 2016 include:

•	Fiscal third quarter worldwide Impella® heart pump revenue totaled $81.0 million, an increase of 41% compared to revenue of $57.4 million during the same period of the prior fiscal year. U.S. Impella heart pump revenue grew 45% to $75.0 million from $51.9 million in the prior fiscal year with U.S. patient usage of the Impella heart pumps up 45%.

•	The installed base for Impella 2.5™ heart pumps grew by an additional 20 hospitals, which made initial purchases of Impella heart pumps, bringing the installed customer base to 1,020 sites. As part of Abiomed’s continued Impella CP® heart pump launch, 49 new U.S. hospitals purchased Impella CP, bringing the total number to 788 sites with Impella CP heart pumps.

•	The Impella RP® heart pump installed base had a goal of 60 sites for the entire fiscal year. As of the end of the third fiscal quarter, the Company is ahead of schedule, with an additional 17 hospitals that made initial purchases of the Impella RP during the quarter, bringing the total number of U.S. sites to 71 with Impella RP heart pumps.

•	Gross margin for fiscal third quarter 2016 was 85.1% compared to 84.1% in the third quarter of fiscal 2015.

•	Income from operations for the third quarter of fiscal 2016 was $17.5 million, or 20.4% of revenue, compared to $13.7 million, or 22.1% of revenue in the prior year period.

•	The Company generated $20.7 million in cash, cash equivalents and marketable securities, totaling $196.2 million as of December 31, 2015, compared to $175.5 million at September 30, 2015. The Company currently has no debt.

•	In December 2015, the Company announced its intent to purchase its Danvers, Massachusetts headquarters and is continuing its due diligence for the final purchase.

“I am proud of our discipline and execution that we have demonstrated in achieving this early phase of success. We are operationally prepared with our sector expertise to take advantage of this unique organic opportunity,” said Michael R. Minogue, Chairman, President and Chief Executive Officer, Abiomed. “Abiomed is revolutionizing the treatment for heart failure by focusing exclusively on the heart muscle and with new indications, new geographies and new products on the horizon; the Impella platform has a long runway for growth.”

FISCAL YEAR 2016 OUTLOOK

The Company is increasing its fiscal year 2016 guidance for total revenue to be approximately $326 million, indicating a growth rate greater than 41% over the prior year. Previous guidance was in the range of $305 million to $315 million, which had indicated an increase of 32% to 37% from the prior year. This guidance projects revenue to be approximately $90 million for the fourth quarter of fiscal 2016.

The Company is increasing its fiscal year 2016 guidance for GAAP operating margin to greater than 17%, updated from the previous guidance range of 15% to 17%.

EARNINGS CONFERENCE CALL DETAILS

The Company will release full quarterly results for the third quarter of fiscal 2016 and update the fiscal 2016 guidance via conference call at 8 a.m. ET on Thursday, February 4, 2016. The conference call releasing full quarterly results will be hosted by Michael R. Minogue, Chairman, President and Chief Executive Officer and Michael Tomsicek, Vice President and Chief Financial Officer.

To listen to the call live, please tune into the webcast via http://investor.abiomed.com or dial (855) 212-2361; the international number is (678) 809-1538. A replay of this conference call will be available beginning at 11 a.m. EDT February 4, 2016 through 11:59 p.m. EDT on February 6, 2016. The replay phone number is (855) 859-2056; the international number is (404) 537-3406. The replay access code is 3101592.

The ABIOMED logo, ABIOMED, Impella, Impella CP, Impella RP, and Symphony are registered trademarks of Abiomed, Inc. in the U.S.A. and certain foreign countries. Impella 2.5, Impella 5.0, Impella LD, Impella BTR, Impella cVAD, Impella ECP, Recovering hearts. Saving lives., and Protected PCI are trademarks of Abiomed, Inc.

ABOUT ABIOMED

Based in Danvers, Massachusetts, Abiomed, Inc. is a leading provider of medical devices that provide circulatory support. Our products are designed to enable the heart to rest by improving blood flow and/or performing the pumping of the heart. For additional information, please visit: www.abiomed.com.

FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “believe,” “estimate,” “forecast,” “goal,” “project,” and other words of similar meaning. These forward-looking statements address various matters including, the Company’s guidance for fiscal 2016 revenue. Each forward-looking statement contained in this press release is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others, uncertainties associated with development, testing and related regulatory approvals, including the potential for future losses, complex manufacturing, high quality requirements, dependence on limited sources of supply, competition, technological change, government regulation, litigation matters, future capital needs and uncertainty of additional financing, and the risks identified under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended March 31, 2015 and the Company’s Quarterly Report on Form 10-Q for the quarters ended June 30, 2015 and September 30, 2015, each filed with the Securities and Exchange Commission, as well as other information the Company files with the SEC. We caution investors not to place considerable reliance on the forward-looking statements contained in this press release. You are encouraged to read our filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The forward-looking statements in this press release speak only as of the date of this release and the Company undertakes no obligation to update or revise any of these statements. Our business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

For further information please contact:

Ingrid Goldberg,

Director, Investor Relations

978-646-1590

ir@abiomed.com

Aimee Genzler

Director, Corporate Communications

978-646-1553

agenzler@abiomed.com

Abiomed, Inc. and Subsidiaries

Consolidated Balance Sheets

(Unaudited)

(in thousands, except share data)

	December 31, 2015	March 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$53,226	$22,401
Short-term marketable securities	142,968	109,557
Accounts receivable, net	36,842	31,828
Inventories	25,535	16,774
Prepaid expenses and other current assets	4,115	4,479
Deferred tax assets, net	19,059	35,100

Total current assets	281,745	220,139
Long-term marketable securities	—	13,996
Property and equipment, net	15,020	9,127
Goodwill	31,697	31,534
In-process research and development	14,786	14,711
Long-term deferred tax assets, net	43,956	45,206
Other assets	4,422	3,654

Total assets	$391,626	$338,367

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,836	$10,389
Accrued expenses	21,921	21,894
Deferred revenue	6,913	7,036

Total current liabilities	37,670	39,319
Other long-term liabilities	236	183
Contingent consideration	7,392	6,510
Long-term deferred tax liabilities	799	795

Total liabilities	46,097	46,807

Commitments and contingencies
Stockholders’ equity:
Class B Preferred Stock, $.01 par value	—	—
Authorized - 1,000,000 shares; Issued and outstanding - none
Common stock, $.01 par value	424	413
Authorized - 100,000,000 shares; Issued - 43,777,675 shares at December 31, 2015 and 42,618,717 shares at March 31, 2015;
Outstanding - 42,437,354 shares at December 31, 2015 and 41,335,773 shares at March 31, 2015
Additional paid in capital	495,991	465,046
Accumulated deficit	(110,073)	(137,222)
Treasury stock at cost - 1,340,321 shares at December 31, 2015 and 1,282,944 shares at March 31, 2015	(23,255)	(19,347)
Accumulated other comprehensive loss	(17,558)	(17,330)

Total stockholders’ equity	345,529	291,560

Total liabilities and stockholders’ equity	$391,626	$338,367

Abiomed, Inc. and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

(in thousands, except per share data)

	For the Three Months Ended December 31,		For the Nine Months Ended December 31,
	2015	2014	2015	2014
Revenue:
Product revenue	$85,789	$61,966	$235,569	$162,400
Funded research and development	6	39	17	354

	85,795	62,005	235,586	162,754

Costs and expenses:
Cost of product revenue	12,744	9,838	35,756	29,139
Research and development	13,755	8,365	35,534	26,120
Selling, general and administrative	41,853	30,139	119,005	91,192

	68,352	48,342	190,295	146,451

Income from operations	17,443	13,663	45,291	16,303

Other income:
Investment income, net	84	48	209	128
Other (loss) income, net	(29)	(10)	111	(38)

	55	38	320	90

Income before income taxes	17,498	13,701	45,611	16,393
Income tax provision	6,943	1,017	18,462	1,579

Net income	$10,555	$12,684	$27,149	$14,814

Basic net income per share	$0.25	$0.31	$0.64	$0.37
Basic weighted average shares outstanding	42,427	40,856	42,118	40,456
Diluted net income per share	$0.23	$0.30	$0.61	$0.35
Diluted weighted average shares outstanding	44,949	42,884	44,805	42,345